Exhibit 99.2

(INSITUFORM-TECH) (INSU) Insituform Technologies, Inc. Announces Steps to Respond to Stagnant U.S. Sewer Pipeline Rehabilitation Market

Chesterfield, MO - March 29, 2007 - Insituform Technologies, Inc. (Nasdaq Global Select Market: INSU) today discussed the continuing stagnation of spending levels in the U.S. sewer pipeline rehabilitation market, outlining its plans to address the impact of market stagnation on Insituform and providing direction for 2007.

“More than three decades ago, Insituform invented the pipe rehabilitation business. During the last three years, we have reinvented Insituform, making great strides in improving operations, developing new competitive advantages through technology and positioning our business to claim its share and more of industry growth,” said Thomas S. Rooney, Jr., president and chief executive officer.

“At the beginning of 2006, industry analysts projected overall spending growth in the U.S. sewer pipeline rehabilitation market in the range of 8 to 10 percent year-over-year. We agreed with that estimate, which should have produced solid revenue growth for our company. However, for reasons I must admit we still do not fully understand, the projected spending growth never materialized. In fact, we now see that overall spending in this market actually declined slightly year-over-year. Current projections for 2007 call for spending growth in this market of between negative 3% and positive 1% - essentially, another no-growth year. Since Insituform’s continued earnings growth depends in part on maintaining and increasing our share of a growing sewer pipeline rehabilitation market, this flat market will impact growth and earnings for the immediate future,” Rooney said.

Rooney said that Insituform now projects 2007 earnings will be somewhat below that of 2006 due to the issue discussed above. This earnings level is not reflective of the anticipated non-recurring charges from the closure of the tunneling operations.

“For this year and possibly next we have no choice but to accept the reality of a no-growth market in the U.S. sewer pipeline rehabilitation segment. We do believe that in light of the massive water and sewer infrastructure renewal challenge our society faces in the next quarter century - which Booz Allen Hamilton recently forecast will involve more than $3.5 trillion worth of work in North America alone - it is inevitable that this market will rebound. But we will not sit idly by and wait for the market to correct itself. We will instead redouble our efforts in other critical areas and take action to restore overall revenue and earnings growth,” Rooney said.

Rooney noted that the company today announced the closure of its tunneling business, which will allow the Company to devote more time and resources to potentially more profitable and growth oriented business segments. He said that other restorative actions would include the following:

Accelerate expansion of sewer pipeline rehabilitation work outside of the U.S.   Spending on sewer pipeline rehabilitation continues to grow at reasonable rates in Europe and other countries outside of the United States. In Canada, for example, revenues increased 65 percent in 2006 vs. 2005. Although Insituform currently generates approximately 25 percent of its sewer pipeline rehabilitation revenue outside of the U.S., it is well-positioned for accelerated international growth with a business presence in more than 30 countries.

Accelerate the growth of Insituform Blue™, the Company’s water pipeline rehabilitation business.   Spending in the U.S. water pipeline rehabilitation market grew by more than 7 percent in 2006 and is projected to grow by as much as 25 percent in 2007. In 2006, Insituform launched a new division, Insituform Blue™, to focus exclusively on the drinking water pipeline business. Insituform Blue™ has its own powerful lineup of exclusive products, such as PolyFlex™ and PolyFold™ polyethylene pipe liners, both introduced in 2006. In 2007 Insituform Blue™ will accelerate its plans to build its own crews and sales force as it pursues opportunities throughout the world. Rooney stated that he has directed the Company’s marketing and technology group to develop plans to as much as triple the Company’s planned investment in Insituform Blue™ in 2007.

Slightly reduce the level of crew-based operations in the U.S. sewer pipeline rehabilitation market.   The Company will seek even greater productivity to maximize profitability in a flat market and will slightly reduce the amount of crew resources dedicated to this market to better reflect demand. This will enable us to redirect some resources to international operations, Insituform Blue™ and other potential growth segments.

Challenge the complacency among infrastructure policy-makers.   Rooney noted the recent Booz Allen Hamilton research report projecting a world-wide need for $41 trillion worth of urban infrastructure modernization and expansion world-wide in the next 23 years, with almost $23 trillion of that amount to be spent on sewer and water infrastructure.

“Beneath many of our major cities the pipes are crumbling - that is an indisputable fact. It is a fact that brought suffering to London last summer during a water crisis brought on by the worst drought in the city’s history - as millions of liters of water leaked from the city’s ancient water pipes every day. It is a fact that brought suffering to Hawaii one year ago, when a massive sewer pipe failure dumped 48 million gallons of raw sewage into the ocean and contaminated Waikiki Beach. It is a fact that very recently brought suffering to Bayou D’Inde near Lake Charles, Louisiana, when a ruptured sewer pipe discharged 12 to 16 million gallons of sewage, closing two major oyster-growing areas. The canaries in the coal mines are starting to die, and yet too many states and municipalities continue to sit idly by and wait for tragedy to strike before they will raise the dollars they must spend on fixing our aging and too-often decrepit sewer and water systems,” Rooney said.

“As an industry leader, we have during the last few months taken up the challenge of sounding the alarm on these issues to the public, the press and the policy makers. We were right to do so and we will intensify these efforts going forward. By focusing public attention on this looming crisis we feel we will be doing the greatest good both for our shareholders and for our society,” he concluded.

This news release contains various forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) that are based on information currently available to the management of Insituform Technologies, Inc. and on management’s beliefs and assumptions. When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to risks and uncertainties and include among others, our belief with respect to estimated and anticipated costs to complete ongoing projects, our belief that our documentation will substantiate contract claim conditions, our expectation with respect to the completion dates of ongoing projects and the amount of backlog we will perform, our belief of the amounts we may recover for pending claims, our intention to obtain work that is comparable with our tunneling operation’s core competency, our belief with respect to anticipated levels of operating expenses, our belief that we have adequate resources and liquidity to fund future cash requirements and debt repayments, our expectation with respect to the anticipated growth of our businesses and our belief with respect to the strength of our trademark and our degree of market penetration. Our actual results may vary materially from those anticipated, estimated or projected due to a number of factors, such as the competitive environment for our products and services, the availability and pricing of raw materials used in our operations, increased competition upon expiration of our patents or the inadequacy of one or more of our patents to protect our operations, the geographical distribution and mix of our work, our ability to attract business at acceptable margins, the strength of our marketing and sales skills, foreseeable and unforeseeable issues in projects that make it difficult or impossible to meet projected margins, the timely award or cancellation of projects, our ability to maintain adequate insurance coverage for our business activities, political circumstances impeding the progress of work, our ability to remain in compliance with the financial covenants included in our financing documents, the regulatory environment, weather conditions, the outcome of our pending litigation, our ability to enter new markets, the accuracy of our current estimates of aggregate fair value of the tunneling segment's fixed assets that will be realizable in sales transactions, the accuracy of our current projections of the cash costs of lease termination or buyout payments, employee retention incentives and severance benefits and other shutdown expenses, our ability to complete the tunneling segment's existing contracts on a timely and profitable basis, our ability to redeploy net value of the tunneling segment's fixed assets into our rehabilitation and Tite Liner business segments on an efficient and profitable basis and other factors set forth in reports and other documents filed by us with the Securities and Exchange Commission from time to time. We do not assume a duty to update forward-looking statements. Please use caution and do not place reliance on forward-looking statements.

CONTACT:	Insituform Technologies, Inc.
David A. Martin, Vice President and Controller
(636) 530-8000